UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2012
Amarillo Biosciences, Inc.
(Exact Name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4134 Business Park Drive, Amarillo, Texas 79110-4225
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (806) 376-1741

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (a)	Departure of Director

Dr. Dennis Moore resigned as a member of the Board of Directors of the Company effective May 31, 2012, and such fact was reported by the Company on Form 8-K filed with the SEC on June 6, 2012.  On June 19, 2012, the Company became aware that Dr. Moore may have resigned because of a disagreement with the Company on a matter relating to the Company’s operations, policies or practices.  Specifically, the Company now understands that Dr Moore’s resignation arose, at least in part, from his concerns over a contemplated agreement with outside investors which in his opinion could have an adverse impact on the Company, and its current shareholders.  Said agreement was approved by the Board of Directors of the Company on June 19, 2012; however, the agreement has not been executed and delivered by the other party, and its effectiveness is subject to such execution and delivery.  If and when the agreement is fully executed and delivered and in effect, it will be reported on Form 8-K as a “material definitive agreement”.

Item 5.02 (b)	Departure of Directors

Dr. Joseph M Cummins and Tom D’Alonzo resigned as members of the Board of Directors, and all Committees thereof, effective June 18, 2012.  Dr. Cummins continues with the Company in his capacities as President and COO.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: June 20, 2012

AMARILLO BIOSCIENCES, INC.

By:    /s/ Joseph M. Cummins
Joseph M. Cummins, President and Chief Operating Officer